Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement of Cimetrix, Inc. on Form S-8, of our audit report dated March 31, 2010 relating to the consolidated financial statements of Cimetrix, Inc. and Subsidiaries appearing in its Annual Report on Form 10-K for the years ended December 31, 2009 and 2008.

We also consent to the reference to our firm under the captions "Experts" in the Prospectus.

HJ & Associates, LLC
Salt Lake City, Utah
June 11, 2010